Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated September 23, 2010 relating to the consolidated financial statements and financial statement schedule of Fortegra Financial Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Johnson Lambert & Co. LLP
Jacksonville, Florida
November 26, 2010